Deloitte & Touche LLP
                                            Suite 2300
                                            333 Clay Street
                                            Houston, Texas 77002-4196

April 26, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of American Rice, Inc.'s Form 8-K dated April 26, 1999.

Yours truly,

/s/ Deloitte and Touche LLP
Deloitte & Touche LLP